UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Report with respect to the entry into the Collaboration Agreement (as defined below) is incorporated by reference into this Item 1.01. The summary of the Collaboration Agreement set forth in Item 8.01 of this Report and incorporated herein does not purport to be complete and is qualified in its entirety by reference to the Collaboration Agreement. The Company expects to file a copy of the Collaboration Agreement as an exhibit to its Quarterly Report on Form 10-Q for its quarter ending May 31, 2018.

Item 8.01 Other Events.

On June 19, 2018, Orgenesis Inc. (the “Company” or “Orgenesis”) and Mircod Limited, a company formed under the laws of Cyprus (“Mircod”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) for the research, development and commercialization of potential key technologies related to biological sensing for Orgenesis’s clinical development and manufacturing projects (the “Development Project”). Within 45 days of the execution of the Collaboration Agreement, the parties are to approve a written project development plan outlining each party’s responsibilities with respect to the Project, and Orgenesis will be funding the projected development costs as outlined in the development plan. Under the terms of the Collaboration Agreement, Orgenesis agreed to remit an upfront payment of $50,000.

Under the Collaboration Agreement, all results of such collaboration (“Project Results”) shall be jointly owned by Mircod and the Company. The Company was granted an exclusive, worldwide sublicensable license under Mircod’s right in such Project Results to use and commercialize Project Results in consideration for a royalty of 5% of Net Sales (as defined in the Collaboration Agreement) of products incorporating Project Results. Orgenesis will be solely responsible for the commercialization of any resulting products.

Subject to completion of the Development Project, Mircod and Orgenesis are to negotiate and enter into a manufacturing and supply agreement under which Mircod is to manufacture and supply products incorporating the Project Results and, at the Company’s request, to provide support and maintenance service for such products. If for whatever reason the parties fail to enter into such manufacturing and supply agreement within 90 days of the completion of the Development Project or if Mircod is unable to perform such services, Orgenesis is entitled to manufacture the products, in which event Mircod will be entitled to a payment of $80,000 and royalties on Net Sales are to increase to 8% of Net Sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary
June 25, 2018